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                                                                    EXHIBIT 5.1

                     [letterhead of Preston Gates & Ellis]

                                  May 22, 1996

Western Wireless Corporation
2001 NW Sammamish Road
Issaquah, Washington 98027

        Re:  Registration Statements on Form S-1 of Western Wireless Corporation
             (Commission File No. 333-2688 and 333-    )

Ladies and Gentlemen:

        We have acted as counsel to Western Wireless Corporation (the
"Company") in connection with the filing of the above-referenced Registration Statements (the "Registration Statements") relating to the registration of an aggregate of $200,000,000 principal amount of Senior Subordinated Notes Due
2006 (the "Notes") of the Company. In connection therewith, we have reviewed the Company's Articles of Incorporation, Bylaws, minutes of appropriate meetings, the Indenture under which the Notes will be issued (the "Indenture") and such other matters we deemed appropriate.

        Based on this review, it is our opinion that:

        1. The Company is duly incorporated and validly existing under the laws of the State of Washington.

        2. The Notes will be legally issued, fully paid, non-assessable and binding obligations of the Company when (i) the Company's Board of Directors shall have duly adopted final resolutions authorizing the issuance and sale of the Notes to be sold by the Company as contemplated by the Registration Statement; and (ii) securities representing the Notes shall have been duly authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

        We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Notes.


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May 22, 1996
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statements and to all references to our firm included in or made a part of the Registration Statements.

                                        Very truly yours,

                                        PRESTON GATES & ELLIS



                                        By /s/ G. Scott Greenburg
                                           G. Scott Greenburg